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                                                                   Exhibit 10.19


                                January 28, 1997



Philip C. Feldberg, D.D.S
250 Lamberton Road
Windsor, Ct  06095

     Re: Practice Acquisition
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Dear Dr. Feldberg:

     This letter agreement confirms our mutual understanding with respect to the acquisition by First New England Dental Centers, Inc., a Delaware corporation ("FNEDC"), of your dental practice (the "Practice") conducted through New England Dental Center, Inc., a Connecticut professional corporation (the "Company").

     1. DEFINITIVE AGREEMENTS; CONSUMMATION OF THE ACQUISITION. Subject to (i) a due diligence investigation, including completion of the schedules to be attached to the Plan of Reorganization and Agreement of Merger attached hereto as EXHIBIT A (the "Merger Agreement"), satisfactory to FNEDC, (ii) strict compliance by you and the Company of the restrictive covenants set forth herein, and (iii) the conditions to closing set forth in the Merger Agreement, the following shall occur:

          (a) FORMATION OF SUBSIDIARY. On or before the Closing Date (defined below), the Company shall (i) form a Connecticut business corporation subsidiary, (ii) transfer all of the Company's assets to such subsidiary,
     (iii) acquire all of the assets, but none of the liabilities, of New England Dental Lab., Inc. and transfer all of such assets to the Company's subsidiary, and (iv) transfer stock ownership of such subsidiary to you.

          (b) PLAN OF REORGANIZATION AND AGREEMENT OF MERGER. You and FNEDC will execute the Merger Agreement on the Closing Date, whereby the Company's subsidiary will be merged with and into FNEDC.

          (c) EMPLOYMENT AGREEMENT. You and Osorio and Watkin, D.M.D., P.C. shall enter into the Employment Agreement attached hereto as EXHIBIT B on the Closing Date.

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          (d) ANCILLARY AGREEMENTS. On the Closing Date, you and FNEDC shall execute the Lease Agreement and the Consulting Agreement, and FNEDC shall execute the Promissory Note, attached hereto as EXHIBIT C, EXHIBIT D and EXHIBIT E, respectively, and you and FNEDC shall execute and deliver such other instruments, agreements and documents as required by the Merger Agreement or as either party shall reasonably request in order to fulfill the terms and conditions of the Merger Agreement.

     2. INTERIM CONDUCT OF THE PRACTICE. Between the date of this letter agreement and the Closing Date, unless FNEDC shall otherwise consent in writing, the following covenants shall be in full force and effect:

          (a) REQUIRED ACTIONS. The Company shall do the following, other than as expressly provided for herein:

               i)   maintain its corporate existence;

              ii)   conduct its business only in the ordinary course;

             iii) preserve its business organization intact, retain its permits and licenses, and use its best efforts to preserve the existing contracts and goodwill of its patients, prospective patients, suppliers and others having business relations with it;

              iv) have in effect and maintain at all times all insurance of the kinds, in the amounts and with the insurers as is presently in effect or equivalent insurance;

               v) keep in working condition and good order and repair all of the material equipment, fixtures and other properties of the Company, normal wear and tear excepted, and use best efforts to preserve the goodwill of those persons, firms or corporations having business relations with the Company;

              vi) maintain its books, accounts and records in its usual, regular and ordinary manner and post all entries therein promptly in compliance with accepted practice and all applicable laws;

             vii) pay and discharge when due all taxes, assessments and governmental charges imposed upon it or any of its properties, or upon the income or profit therefrom;

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            viii)   operate in such a manner as to assure that your
                    representations and warranties set forth in the Merger Agreement will be true and correct as of the Closing Date; and

              ix) meet its obligations under all contracts, agreements, instruments and arrangements.

          (b) PROHIBITED ACTIONS. The Company shall not do any of the following, other than as expressly provided for herein:

               i)   change its method of management or operations;

              ii) terminate the services of any present employee, consultant or agent;

             iii)   amend its charter or bylaws;

              iv) directly or indirectly redeem, purchase or otherwise acquire or dispose of any properties or assets except in the ordinary course of business;

               v) subject any of its properties or assets to any mortgage, pledge, security interest or lien;

              vi) directly or indirectly redeem, purchase or otherwise acquire any of its outstanding capital stock;

             vii) incur any indebtedness for borrowed money, make any loans or advances to any individual, firm or corporation or assume, guarantee or endorse or otherwise become responsible for the obligation of any other individual, firm or corporation except in the ordinary course of business;

            viii) modify, amend, cancel or terminate any existing agreement material to its business, including the making of any substantial prepayment on any existing obligation, except in the ordinary course of business;

              ix) make any material change in the accounting methods or practices employed by the Company as at the date hereof in respect of the business of the Company;

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               x)   enter into any contract or commitment other than in the
                    usual and ordinary course of business consistent with past practice;

              xi) increase the compensation payable or to become payable to any officer, director, employee or agent of the Company or make or enter into any bonus payment arrangement with any officer, director, employee, or agent, or hire or engage any additional management personnel or consultants for the business of the Company;

             xii) declare or pay any dividend or distribution in respect of its capital stock, either in cash, kind or in shares of stock or issue or authorize any securities of the Company or grant stock options, warrants or other rights to acquire shares of its stock or securities convertible into or exchangeable for shares of its capital stock;

            xiii) take any other action which would adversely affect or detract from the value of the Company or its capital stock, including without limitation cancelling any debts or claims; and/or

             xiv) waive any rights of material value or modify, amend, alter or terminate any material contract.

          (c) NO OFFER. Neither you nor the Company will, directly or indirectly, offer, solicit offers for or sell, assign, pledge or otherwise transfer any shares of the Company's capital stock prior to the Closing Date. Neither you nor the Company will, directly or indirectly, through any officer, director, agent or otherwise, (i) solicit, initiate or encourage submission of proposals or offers from any person relating to any acquisition or purchase of any of the shares of the Company's capital stock and/or the Company's assets, or any equity interest in, the Company or any equity investment, merger, consolidation or business combination with the Company, or (ii) participate in any discussions or negotiations regarding, or furnish to any other person, any non-public information with respect to, or otherwise cooperate in any way with, or assist or participate, facilitate or encourage, any effort or attempt by any other person to do or seek any of the foregoing.

     3. CONFIDENTIALITY. Except as otherwise required by law, the parties agree to hold in confidence all confidential data and information acquired from one another and will not use or divulge

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to third parties (other than agents and representatives of such parties) any such confidential data or information.

     4. CLOSING DATE. The Closing contemplated by the Merger Agreement shall take place on February 14, 1997 or such other date as the parties shall mutually agree to by written amendment to this letter agreement (the "Closing Date").

     5. ANNOUNCEMENTS. You hereby agree that this proposed acquisition may be disclosed in detail in any registration statement filed with the Securities Exchange Commission by FNEDC.

     6. JURISDICTION. The provisions of this letter agreement shall be governed by Massachusetts law.

     7. BINDING NATURE. It is the intent of you, the Company and FNEDC that this letter agreement constitute, and this letter agreement does constitute, a binding agreement between the parties hereto, subject to its terms and condition.

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     8. ACCEPTANCE. If the foregoing is acceptable to you and the Company, please sign and return the enclosed copy of this letter to the undersigned. This letter may be executed in counterparts.

                                               Very truly yours,

                                               FIRST NEW ENGLAND DENTAL
                                               CENTERS, INC.


                                               By:___________________________
                                                   Donald Strange
                                                   President

Accepted and Agreed:

NEW ENGLAND DENTAL CENTER, INC.

By:___________________________________
   Philip C. Feldberg, D.D.S.,
   President


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Philip C. Feldberg, D.D.S,
Individually


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        Date